Fifth Amendment to Amended and Restated Revolving Credit Agreement

This Fifth Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of January 28, 2009, by and among World Acceptance Corporation, a South Carolina corporation (the “Borrower”), the Banks party hereto, Bank of Montreal, as Agent for the Banks (the “Agent”).

Preliminary Statements

A.    The Borrower, the Banks, JPMorgan Chase Bank as Co-Agent, and the Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of July 20, 2005, as amended (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.    The Borrower and the Banks have agreed to amend the Credit Agreement under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.         Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, subsection (b)(y) of Section 8.12 of the Credit Agreement (Subordinated Debt) shall be amended and restated to read as follows:

(y) with prior written notice to the Agent and the Banks (which notice may be given the same day as the anticipated consummation of the transaction addressed in the notice), the Borrower may voluntarily prepay, redeem, or repurchase all or any part of outstanding Subordinated Debt if at the time of any such payment and after giving effect thereto no Default or Event of Default exists, which notice shall be accompanied by a duly executed officer’s certificate (in form and substance acceptable to the Agent) certifying the amount of the Subordinated Debt to be voluntarily prepaid, redeemed, or repurchased, the payment or purchase price thereof, and that at the time of any such payment and after giving effect thereto no Default or Event of Default exists.

Section 2.         Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.    The Borrower and the Required Banks shall have executed and delivered this Amendment.

2.2.    The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Agent their consent to this Amendment in the form set forth below.

2.3.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

Section 3.         Representations.

In order to induce the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Agent, the Security Trustee, and the Banks that as of the date hereof, after giving effect to the amendments set forth in Section 1 above, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower and the Guarantors are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.

Section 4.         Miscellaneous.

4.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2.    The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein secure the payment and performance of the Obligations as amended hereby, which are entitled to all of the benefits and privileges set forth therein.  Without limiting the foregoing, the Borrower acknowledges that the “Secured Indebtedness” as defined in the Company Security Agreement includes all Hedging Liability in addition to all other Obligations as originally defined therein.

4.3.    The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent.

4.4.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format File (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois (without regard to principles of conflicts of laws).

[Signature Page to Follow]

This Fifth Amendment to Amended and Restated Revolving Credit Agreement is entered into as of the date and year first above written.

World Acceptance Corporation

By	/s/ A. Alexander McLean II
	Name:	A. Alexander McLean, III
	Title:	Chief Executive Officer

Accepted and agreed to.

Bank of Montreal, in its capacity as Agent

By	/s/ Michael S. Cameli
	Name:	Michael S. Cameli
	Title:	Director

BMO Capital Markets Financing, Inc.

By	/s/ Michael S. Cameli
	Name:	Michael S. Cameli
	Title:	Director

JPMorgan Chase Bank, N.A.

By	/s/ Michael M. Tolentino
	Name:	Michael M. Tolentino
	Title:	Vice President

Bank of America, National Association

By	/s/ Seth Tyminski
	Name:	Seth Tyminski
	Title:	Assistant Vice President

Capital One, National Association

By	/s/ Paul Rubrich
	Name:	Paul J. Rubrich
	Title:	Vice President

Wells Fargo Preferred Capital, Inc.

By	/s/ William M. Laird
	Name:	William M. Laird
	Title:	Senior Vice President

Carolina First Bank

By	/s/ Kevin M. Short
	Name:	Kevin M. Short
	Title:	Executive Vice President

Acknowledgement and Consent

Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Security Trustee, the Agent, and the Banks the Subsidiary Guaranty Agreement and the Subsidiary Security Agreement.  Each of the undersigned hereby acknowledges and consents to the Fifth Amendment to Amended and Restated Revolving Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment. Each of the undersigned acknowledges that the Security Trustee, the Agent, and the Banks are relying on the foregoing in entering into the Amendment.

Dated as of January 28, 2009.

World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Corporation of Georgia
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Corporation of South Carolina
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Corporation of Kentucky
WFC Services, Inc., a South Carolina corporation
World Finance Corporation of Colorado

By	/s/ A. Alexander McLean III
A. Alexander McLean, III
Its Chief Executive Officer

WFC Limited Partnership

By	WFC of South Carolina, Inc., as sole general partner

	By	/s/ A. Alexander McLean III
A. Alexander McLean, III
Its Chief Executive Officer

World Finance Corporation of Texas

	By	/s/ Jeff L. Tinney
Jeff L. Tinney
Its President